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                                                                   EXHIBIT 10.35

                                    CONTRACT NO. 359820

                                    FEDERAL ID. NO. 04-3320515



                                   CONTRACT

                         COMMONWEALTH OF PENNSYLVANIA
                         DEPARTMENT OF TRANSPORTATION
                                      AND
                              Viisage Technology


This Contract, made this 19th day of June, 2000, at Harrisburg, Pennsylvania, and governed by the laws of Commonwealth of Pennsylvania, between the Commonwealth of Pennsylvania, acting through the Department of Transportation, hereinafter referred to as the COMMONWEALTH,

                                      AND

Viisage Technology located at 30 Porter Road, Littleton, Massachusetts 01460, and acting through its proper officials, hereinafter referred to as the CONTRACTOR, covers the conduct of work on Project Number 98-20, "PennDOT Digital Driver Licensing System".

Both the COMMONWEALTH and the CONTRACTOR, when used together, are hereinafter referred to as the PARTIES.
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                                  WITNESSETH:

1.   GENERAL

     The CONTRACTOR will conduct work in accordance with the Project Requirements referred to as The Request for Proposals titled, "PennDOT Digital Driver Licensing System", dated August 16, 1999, Addendum #1, Dated September 28, 1999 and Addendum #2, "Renewed Solicitation", dated October 29, 1999 and the Preproposal Presentation and/or Questions and Answers, dated September 13, 1999, and Response to Additional Questions, dated September 22, 1999, the Contractors Proposal titled, "PennDOT Digital Driver Licensing System", dated November 18, 1999, the Demonstration Materials titled, "Demonstration of the proposed PennDOT Digital Driver Licensing System, dated January 22, 2000 and the Contractor's Proposal Addendum titled, "PennDOT RFP 98-20 Questions and Viisage's Response -Final Rev. 1", dated May 8, 2000, all hereby incorporated by reference as though set forth in full herein.

     The CONTRACTOR agrees that the services will be performed both during the unpaid implementation and set up phases, that will begin with issuance of the notice to proceed for this Contract by the COMMONWEALTH and are anticipated to be complete within twelve (12) months of the notice to proceed, and continue through the paid card issuance period that will be sixty (60) months beginning at the date of the issuance of the first paid driver license/identification card.

     The COMMONWEALTH's Contracting Officer may renew this contract by mutual agreement of the COMMONWEALTH and the CONTRACTOR, for a period of up to one-hundred and twenty (120) months incrementally in two (2) sixty (60) month periods by written notification provided to the CONTRACTOR by the COMMONWEALTH's Contracting Officer.

     No Federal funding is used to support the work governed by this Contract and all references to the Federal Representative in this Contract do not apply.

2.   INCORPORATION BY REFERENCE

     The following designated Contract provisions, and subsequent amendments, are hereby incorporated by reference as though set forth in full herein: the Contractor Responsibility Provisions and Offset Provisions, dated April 16, 1999; Contractor Integrity Provisions, dated December 20, 1991; the Provisions Concerning the Americans with Disabilities Act, dated February 3, 1993; Travel Policies, dated December 21, 1999; the Commonwealth Nondiscrimination / Sexual Harassment Clause, dated June 30, 1999; and, if federally funded, the Federal Nondiscrimination and Equal Employment Opportunity Clauses, dated January 1976; and the Audit Clause, dated September 8, 1997.

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3.   DELIVERABLES

     The CONTRACTOR will provide the COMMONWEALTH with all products and services stated in the Proposal, as may be modified by the Proposal Addendum, if applicable, and as specified by the Project Requirements.

4.   SUBCONTRACTS

     Any subcontract must first be approved by the COMMONWEALTH. Subcontracts shall include the following provisions from this Contract in their terms and conditions: Section 2, Incorporation by Reference; Section 6, Review Rights; Section 8, Travel, if applicable; Section 9, Overhead, if applicable; Section 16, Federal Assurance, if federally funded; Section 23, Beneficial Interests; Section 25, Accounting Records, and Section 26, Year 2000 Compliance.

     Any subcontract must also contain a provision that the subcontract may be terminated by the CONTRACTOR if the CONTRACTOR's contract is terminated by the COMMONWEALTH for any reason. Additionally, every subcontract must include a statement that the CONTRACTOR is required to make payment to the subcontractor within 10 (ten) calendar days from receipt of payment from the COMMONWEALTH for the subcontractor's work.

     All contracts containing SERB participation must also include a provision requiring the contractor to meet and maintain those commitments made to SERBs at the time of submittal or contract negotiation, unless a change in the commitment is approved by the contracting Commonwealth agency upon recommendation by the BCABD. All contracts containing SERB participation must include a provision requiring SERB subcontractors and SERBs in a joint venture to incur at least 50% of the cost of the subcontract or SERB portion of the joint venture, not including materials.

     Commitments to MBE and WBE firms made at the time of bidding must be maintained throughout the term of the contract. Any proposed change must be submitted to BCABD, which will make a recommendation as to a course of action to the contracting officer.

     If your firm has been awarded the resultant contract, the following information must be submitted to the Bureau of Contract Administration and Business Development (BCABD):

     The Prime Contractor's Quarterly Utilization Report (or similar type document containing the same information) must be completed and submitted to the contracting officer of the agency that awarded the contract and the BCABD within ten (10) working days at the end of each quarter the contract is in force. If there was no activity, the form must also be completed, stating "No activity in this quarter." This information will be used to determine the actual dollar amount paid to SERB Sub-contractors, Suppliers and Joint Ventures. Also, it is a record of compliance to the commitment your firm made and for which it received SERB points.

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5.   OWNERSHIP RIGHTS

     The PARTIES agree to the following ownership rights:

     The PARTIES understand and agree that the work performed under this Contract shall be considered a work made for hire by an independent contractor within the meaning of the Copyright Law Revision Act of 1976, 17 U.S.C. Sections 101 and 201 (b). In such event, the parties agree that all documents, designs, computer programs, data, computer documentation and other tangible materials authored and prepared by CONTRACTOR for COMMONWEALTH as the work product covered in the scope of work are the sole and exclusive property of COMMONWEALTH free and clear from all claims of any nature relating to contributions and other efforts. CONTRACTOR understands and agrees that COMMONWEALTH will thereby have the right to register all copyrights in its own name as author in the United States and in foreign countries.

     In the event such works do not fall within the specifically enumerated works that constitute works made for hire under the United States copyright laws, CONTRACTOR hereby agrees to expressly assign all copyrights, proprietary rights, trade secrets, and other right, title and interest in and to such works to COMMONWEALTH.

     The COMMONWEALTH shall retain all ownership rights to any software or modifications thereof and any associated documentation that is designed developed or installed. The COMMONWEALTH shall also retain ownership rights to all working papers, files and other documentation relating to this Contract; and upon completion or termination of this Contract, all working papers, files and other documentation shall immediately be delivered by the CONTRACTOR to the COMMONWEALTH.

     If, in the conduct of work pursuant to this Contract, the CONTRACTOR produces patentable items, patents, processes, inventions or discoveries, the COMMONWEALTH shall have royalty free use of all such patentable items, patents, processes, inventions or discoveries.

     Notwithstanding the preceding language, The COMMONWEALTH agrees that it has no ownership rights to the CONTRACTOR's proprietary materials or methodologies brought by the CONTRACTOR to the project ("CONTRACTOR Property"). Any enhancements made to the CONTRACTOR Property using COMMOMWEALTH funds ("Enhancements") shall become the property of the COMMONWEALTH. The COMMONWEALTH agrees to provide the CONTRACTOR with a non-exclusive, royalty-free license to the Enhancements to run concurrent with the terms of this Contract. It is specifically understood by the CONTRACTOR that the COMMONWEALTH shall have unrestricted access to all images produced with the CONTRACTOR's materials under this Contract.

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     Unless otherwise required by law, each party agrees to keep the other party's proprietary materials and methodologies confidential and not to disclose any proprietary materials and methodologies ("Confidential Information") to any third party. The parties also agree to take reasonable precautions to protect Confidential Information from unauthorized disclosure. Either party may disclose Confidential Information to its employees or agents when disclosure is necessary to further the purposes of this Contract. Confidential Information shall not include any information in the public domain through no fault of either party nor information provided by a third party legally authorized to make a disclosure.

     If either party is legally compelled to disclose Confidential Information, the legally-compelled party agrees to provide the other party with prompt written notice of the compulsion to provide the other party with an opportunity (if available) to contest the propriety of the order or subpoena, or to arrange legally appropriate safeguards against future disclosure of Confidential Information. The CONTRACTOR acknowledges that the Proposal and this Contract, including any modifications, are considered public information under the Pennsylvania Right-to-Know Law, Act of June 21, 1957, P.L. 390, as amended (65 P.S. (S)(S)66.1-.4), and no advance notice shall be necessary in connection with any requests for disclosure of this information.

6.   REVIEW RIGHTS

     The COMMONWEALTH and the Federal Representative, if appropriate, have the right to review and inspect all project activities at any time. If any CONTRACTOR personnel assigned to the project change from those specified in the Proposal, the CONTRACTOR shall notify the COMMONWEALTH, in writing, of such changes. All new project personnel must be approved in writing by the COMMONWEALTH.

7.   PAYMENT

     The COMMONWEALTH will pay the CONTRACTOR during the existence of this Contract, for work completed in accordance with the terms and conditions of the Contract, at the rates shown in the attached cost proposal, submitted with the technical proposal, dated November 18, 1999, for the time period set forth in Section 1 of this Contract. Payment shall be made in accordance with the conditions of the Project Requirements and Proposal.

     The CONTRACTOR may assign its payment rights under this Contract when necessary to obtain project financing, provided that the CONTRACTOR gives the COMMONWEALTH prior written notice of any such assignment. No assignment of payment shall relieve the CONTRACTOR of its performance obligations under the Contract.

8.   TRAVEL

     If the COMMONWEALTH reimburses for travel expenses, the COMMONWEALTH will approve travel expenses only for work actually involved in the project covered by this Contract. All travel expenses must comply with the Travel Policies, as amended. Travel

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     expenses not specified in the Project Requirements must have prior written approval of the COMMONWEALTH to be eligible for reimbursement.

9.   OVERHEAD (If Applicable)

     The CONTRACTOR's final overhead rate will be based on the actual overhead costs verified by an audit performed by an approved agency of the COMMONWEALTH upon completion of this Contract or at such time that this Contract is terminated.

10.  NOTICE OF BREACH; OPPORTUNITY TO CURE

     The COMMONWEALTH shall, prior to invoking the remedies available for default provided in paragraph 11 or the termination provisions provided in paragraph 13, provide CONTRACTOR with notice of any alleged breach under the Contract and allow CONTRACTOR a commercially reasonable opportunity to cure such breach before the COMMONWEALTH is entitled to declare CONTRACTOR in default and terminate the Contract.

11.  DEFAULT

     a. The COMMONWEALTH may, subject to the provisions of Paragraph 12, Force Majeure, and in addition to its other rights under the Contract, declare the CONTRACTOR in default by written notice thereof to the CONTRACTOR, and terminate (as provided in Paragraph 13, Termination Provisions) the whole or any part of this Contract for any of the following reasons:

          1) Failure to begin work within the time specified in the Contract or as otherwise specified;

          2) Failure to perform the work with sufficient labor, equipment, or material to insure the completion of the specified work in accordance with the Contract terms;

          3)   Unsatisfactory performance of the work;

          4) Failure or refusal to remove material, or remove and replace any work rejected as defective or unsatisfactory;

          5)   Discontinuance of work without approval;

          6) Failure to resume work, which has been discontinued, within a reasonable time after notice to do so;

          7)   Insolvency or bankruptcy;

          8)   Assignment made for the benefit of creditors;

          9) Failure or refusal within 10 days after written notice by the Contracting Officer, to make payment or show cause why payment should not be made, of any amounts due for materials furnished, labor supplied or performed, for equipment rentals, or for utility services rendered;

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          10)  Failure to protect, to repair, or to make good any damage or injury to property; or

          11)  Breach of any provision of this Contract.

     b. In the event that the COMMONWEALTH terminates this Contract in whole or in part as provided in Subparagraph a. above, the COMMONWEALTH may procure, upon such terms and in such manner as it determines, services similar or identical to those so terminated, and the CONTRACTOR shall be liable to the COMMONWEALTH for any reasonable excess costs for such similar or identical services included within the terminated part of the Contract.

     c. If the Contract is terminated as provided in Subparagraph a. above, the COMMONWEALTH, in addition to any other rights provided in this paragraph, may require the CONTRACTOR to transfer title and deliver immediately to the COMMONWEALTH in the manner and to the extent directed by the Issuing Office, such partially completed work, including, where applicable, reports, working papers and other documentation, as the CONTRACTOR has specifically produced or specifically acquired for the performance of such part of the Contract as has been terminated. Except as provided below, payment for completed work accepted by the COMMONWEALTH shall be at the Contract price. Except as provided below, payment for partially completed work including, where applicable, reports and working papers, delivered to and accepted by the COMMONWEALTH shall be in an amount agreed upon by the CONTRACTOR and Contracting Officer. The COMMONWEALTH may withhold from amounts otherwise due the CONTRACTOR for such completed or partially completed works, such sum as the Contracting Officer determines to be necessary to protect the COMMONWEALTH against loss.

     d. The rights and remedies of the COMMONWEALTH provided in this paragraph shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Contract.

     e. The COMMONWEALTH's failure to exercise any rights or remedies provided in this paragraph shall not be construed to be a waiver by the COMMONWEALTH of its rights and remedies in regard to the event of default or any succeeding event of default.

     f. Following exhaustion of the CONTRACTOR's administrative remedies as set forth in Paragraph 14, the CONTRACTOR's exclusive remedy shall be to seek damages in the Board of Claims.

12.  FORCE MAJEURE

     Neither party will incur any liability to the other if its performance of any obligation under this Contract is prevented or delayed by causes beyond its control and without the fault or negligence of either party. Causes beyond a party's control may include, but are not limited to, acts of God or war, changes in controlling law, regulations, orders or the requirements of any governmental entity, severe weather conditions, civil disorders, natural disasters, fire,

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     epidemics and quarantines, general strikes throughout the trade, and freight embargoes.

     The CONTRACTOR shall coordinate with the COMMONWEALTH in matters related to disaster recovery as stated in the RFP on page 46, second complete paragraph.

13.  TERMINATION PROVISIONS

     The COMMONWEALTH has the right to terminate this Contract for any of the following reasons. Termination shall be effective upon written notice to the CONTRACTOR.

     a. TERMINATION FOR CONVENIENCE: The COMMONWEALTH shall have the right to terminate the Contract for its convenience if the COMMONWEALTH determines termination to be in its best interest. The CONTRACTOR shall be paid for work satisfactorily completed prior to the effective date of the termination, but in no event shall the CONTRACTOR be entitled to recover loss of profits.

     b. NON-APPROPRIATION: The COMMONWEALTH's obligation to make payments during any Commonwealth fiscal year succeeding the current fiscal year shall be subject to availability and appropriation of funds. When funds (state and/or federal) are not appropriated or otherwise made available to support continuation of performance in a subsequent fiscal year period, the COMMONWEALTH shall have the right to terminate the Contract. The CONTRACTOR shall be reimbursed for the reasonable value of any nonrecurring costs incurred but not amortized in the price of the supplies or services delivered under this Contract. Such reimbursement shall not include loss of profit, loss of use of money, or administrative or overhead costs. The reimbursement amount may be paid from any appropriations available for that purpose.

     c. TERMINATION FOR CAUSE: The COMMONWEALTH shall have the right to terminate the Contract for CONTRACTOR default under Paragraph 11, Default, upon written notice to the CONTRACTOR. The COMMONWEALTH shall also have the right, upon written notice to the CONTRACTOR, to terminate the Contract for other cause as specified in this contract or by law. If it is later determined that the COMMONWEALTH erred in terminating the Contract for cause, then, at the COMMONWEALTH's discretion, the Contract shall be deemed to have been terminated for convenience under the Subparagraph 13.a.

14.  CONTRACT CONTROVERSIES

     In the event of a controversy or claim arising from the Contract, the CONTRACTOR must, within six months after the cause of action accrues, file a written notice of controversy or claim with the Contracting Officer for a determination. The Contracting Officer shall send his/her written determination to the CONTRACTOR. The decision of the Contracting Officer shall be final and conclusive unless, within thirty (30) days after receipt of such written determination, the CONTRACTOR files a claim with the Commonwealth Board of Claims. Pending a final judicial resolution of a controversy or claim, the CONTRACTOR shall proceed diligently with the performance of the Contract in a manner consistent with the

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     interpretation of the Contracting Officer and the COMMONWEALTH shall compensate the CONTRACTOR pursuant to the terms of the Contract.

15.  AUDITS (only if federally funded)

     The CONTRACTOR shall comply with the terms of Office of Management and Budget Circular A-128 or Office of Management and Budget Circular A-133 as applicable, as outlined in the Audit Clause, made part of this Contract by reference.

16.  FEDERAL ASSURANCE (only if federally funded)

     CONTRACTOR shall not discriminate on the basis of race, color, national origin, or sex in the performance of this contract. CONTRACTOR shall carry out applicable requirements of 49 C.F.R. Part 26 in the award and administration of United States Department of Transportation-assisted contracts. Failure by CONTRACTOR to carry out these requirements is a material breach of this contract, which may result in the termination of this contract or such other remedy as the COMMONWEALTH deems appropriate. If CONTRACTOR is providing services or supplies for the COMMONWEALTH pursuant to this contract, it must include this assurance in each subcontract that it signs with a subcontractor. If CONTRACTOR is a grantee or other recipient of funds from the COMMONWEALTH, it must include this assurance in each contract into which it enters to carry out the project or activities being funded by this contract.

17.  LIABILITY CLAUSE

     The CONTRACTOR shall comply with all Federal, State and local laws applicable to its work, and shall procure at its expense all licenses and permits necessary for the fulfillment of its obligations.

     The CONTRACTOR agrees to indemnify, defend, and hold harmless the COMMONWEALTH, its officers, agents, and employees from any and all claims, suits, actions, judgments, and losses accruing or resulting to any and all contractors, subcontractors, materialmen, laborers, and any other person, firm, or corporation furnishing or supply work, services, materials, or supplies in connection with the performance of this Contract, and from any and all claims, losses, costs, demands, expenses, and actions accruing or resulting to any person, firm, or corporation for injury, death, or property damage caused by acts or omissions of the CONTRACTOR, its employees, or agents in the performance of this Contract and against any liability cost, and expense for violation of proprietary rights or rights of privacy arising out of the publication, translation, reproduction, delivery, performance, use or disposition of any data furnished under this Contract or based on any libelous or other unlawful matter contained in such data. The COMMONWEALTH agrees to notify the CONTRACTOR within a reasonable time of any written claims or demands against the COMMONWEALTH for which the CONTRACTOR is responsible under this Section.

     In limitation of the foregoing, CONTRACTOR shall have no liability under this Contract for

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     any claim:

     a. Resulting from the use of the software in a manner for which it was not designed; or

     b. Arising from any infringement occasioned by the COMMONWEALTH (or by third parties at the direction of the COMMONWEALTH) modifying, decompiling, disassembling, translating, reverse engineering, marketing, copying (except as expressly authorized herein), or distributing the software or making the software available to any person other than employees or agents of the COMMONWEALTH, without the CONTRACTOR'S prior written consent.

     The CONTRACTOR warrants that the hardware and software will perform substantially in accordance with the CONTRACTOR'S proposal. The warranty shall be void in the event of modification without the CONTRACTOR'S written consent, accident, neglect, misuse, failure to maintain a suitable operating environment, tampering, or any other event other than ordinary use. THE CONTRACTOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABLILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL THE CONTRACTOR BE LIABLE TO THE COMMONWEALTH FOR LOST PROFIT OR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF THIS CONTRACT, EVEN IF THE CONTRACTOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18.  INSURANCE REQUIREMENTS

     The CONTRACTOR shall procure and maintain at its expense the following types of insurance issued by companies acceptable to the COMMONWEALTH and authorized to conduct such business under the laws of the COMMONWEALTH:

     a. Worker's compensation insurance for all of the CONTRACTOR's employees and those of any subcontractor, engaged in work at the site of the project in accordance with the Worker's Compensation Act of 1915 and any supplements or amendments thereof.

     b. Public liability and property damage insurance to protect the COMMONWEALTH, the CONTRACTOR, and any and all subcontractors from claims for damages for personal injury (including bodily injury), sickness or disease, accidental death, and damage to property, including loss of use resulting from any property damage, which may arise out of the services performed under this Contract, whether such performance be by the CONTRACTOR, by any subcontractor, or anyone directly or indirectly employed by either. The limits of such insurance shall be in an amount not less than two hundred fifty thousand ($250,000.00) dollars each person and one million ($1,000,000.00) dollars each occurrence, personal injury and property damage combined. Such policies shall be occurrence rather than claims-made policies and shall name the COMMONWEALTH of Pennsylvania as an additional

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          insured. The insurance shall not contain any endorsements or any other form designed to limit and restrict any action by the COMMONWEALTH, as an additional insured, against the insurance coverage in regard to work performed for the COMMONWEALTH.

19.  PERFORMANCE BOND

     The CONTRACTOR shall furnish a performance bond in the amount of 50% of the estimated yearly price to the COMMONWEALTH (1,300,000 times the per picture license/ID card price), within 10 working days of receipt of the notice to proceed. The cost of the bond shall be the responsibility of the CONTRACTOR. The bond must be issued by a corporate surety authorized to do business in the COMMONWEALTH, and made payable to the Commonwealth of Pennsylvania, Department of Transportation. The bond must be renewed for each year of the contract.

20.  MODIFICATIONS

     Any change to this Contract and cost and/or time as detailed in this Contract, the Proposal, the Proposal Addendum, if applicable, and the Project Requirements, other than the renewals permitted in Section 1, shall be in writing, approved by endorsement of appropriate CONTRACTOR and COMMONWEALTH representatives, and further approved by the Federal Representative, if federally funded. Upon such full execution, the letter shall become a supplement to this Contract.

21.  COMMONWEALTH CONTRACTING OFFICER

     The person designated to act for the COMMONWEALTH in administering and monitoring this Contract is designated as Catherine Swatek or her designee or replacement.

22.  RESOLUTION OF DISPUTES

     The CONTRACTOR agrees to be bound by the Act of May 20, 1937 (P.L. 728, No.
     193) as amended by the Act of October 5, 1978 (P.L. 1104, No. 260) and subsequent enactments, which provides, in substance, that the Board of Claims shall have jurisdiction of claims against the COMMONWEALTH arising from contracts and the power to order the interpleader or impleader of other parties, when necessary for a complete determination of any claim or counterclaim in which the COMMONWEALTH is a party.

23.  BENEFICIAL INTERESTS

     No member or delegate to the Congress of the United States shall be admitted to any share or part of this Contract or to any benefit arising therefrom.

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24.  CERTIFICATION OF CONTRACTOR (only if federally funded)

     The CONTRACTOR hereby certifies that the CONTRACTOR has not employed or retained for a commission, percentage, brokerage, contingent fee, or other consideration, any firm or person (other than a bona fide employee working solely for the CONTRACTOR) to solicit or secure this Contract.

     The CONTRACTOR further certifies that the CONTRACTOR has not agreed, as an express or implied condition for obtaining this Contract, to employ or retain the services of any firm or person in connection with carrying out this Contract. The CONTRACTOR has not paid, or agreed to pay, to any firm, organization, or person (other than a bona fide employee working solely for the CONTRACTOR) any fee, contribution, donation, or consideration of any kind for, or in connection with, procuring or carrying out this Contract.

25.  ACCOUNTING RECORDS

     The CONTRACTOR shall maintain accounting records and other verifiable evidence pertaining to the costs it incurs on this project. This CONTRACTOR shall also require its subcontractors to maintain accounting records and other verifiable evidence pertaining to the costs they incur on this project. These data will be made available for inspection by the COMMONWEALTH and the Federal Representative, if appropriate, or any authorized representative, at all reasonable times at the office of the CONTRACTOR and any subcontractor during the Contract period and for three years following the date of the final payment to the CONTRACTOR and copies thereof shall be furnished as requested.

26.  YEAR 2000 COMPLIANCE

     The CONTRACTOR represents and warrants that each hardware, software and firmware product delivered (or service performed) under the Field Purchase order, including enhancements, shall be able to accurately process, provide and/or receive date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries and the year 1999 and 2000, including leap year calculations, when used in accordance with the product documentation provided by the CONTRACTOR, provided that all listed or unlisted products (e.g. hardware, software, firmware, etc.) used in combination with such product properly exchange date/time data with it.

     No hardware, software, firmware or service provided under the Field Purchase Order shall change the status of a hardware, software and firmware product from Year 2000 compliant to Year 2000 noncompliant. The CONTRACTOR must notify the COMMONWEALTH of any Year 2000 noncompliant hardware, software and firmware product located by the CONTRACTOR during the course of its performance of the Field Purchase Order.

     The CONTRACTOR shall not deliver any third-party hardware, software, firmware or service to the COMMONWEALTH which has not been represented and warranted in writing by the third-party manufacturer to be Year 2000 compliant, as described above. The

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     CONTRACTOR shall pass through the third-party representation and warranty from the third-party manufacturer to the COMMONWEALTH.

     Any modifications or changes made by the COMMONWEALTH or any of its third parties to any hardware, software, or firmware pursuant to the Field Purchase order that alters Year 2000 compliance shall void the Year 2000 warranty of the product.

     This Year 2000 Compliance representation and warranty shall be in effect until the later of December 31, 2002 or the termination of the Contract. In any event this representation and warranty shall survive termination of the Filed Purchase Order and shall run until December 31, 2002. In no event will the acceptance by the COMMONWEALTH of any hardware, software or firmware product or service delivered to the COMMONWEALTH, by or through the CONTRACTOR, or any payment by the COMMONWEALTH to the CONTRACTOR pursuant to the Field Purchase order limit the effectiveness or survival of this Year 2000 Compliance representation and warranty.

27.  NOTICES

     Any notices required or permitted by this Contract or given in connection herewith, shall be in writing and made by certified mail, overnight mail service, first-class mail, fax or personal delivery, postage paid to the following representatives of the PARTIES:

     As to the COMMONWEALTH:
     Catherine Swatek
     Bureau of Office Services
     Department of Transportation
     555 Walnut Street - 8/th/ floor
     Harrisburg, PA 17101-1900

     to the CONTRACTOR:
     Thomas J. Colatosti
     Viisage Technology
     30 Porter Road
     Littleton, Massachusetts 01460

     These notices include, but are not limited to, notice of termination, provision of the certificate of insurance, issues requiring resolution of a dispute, modifications to this Contract and any general issues concerning the interpretation of this Contract.

     Other points of contact which are necessary to complete the work conducted under the terms of this Contract and not concerning the items listed in the above paragraph, shall be identified by the PARTIES immediately after the notice to proceed given by the COMMONWEALTH.

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

28.  ORDER OF PRECEDENCE

     If any conflicts or discrepancies should arise in the terms and conditions of this Contract, or the interpretation thereof, the order of precedence for resolution shall be: (a) the Contract; (b) the CONTRACTOR's Proposal Addendum dated May 8, 2000; if applicable, (c) the Preproposal Presentation and/or Questions and Answers dated September 13, 1999 and Responses to Additional Questions, dated September 22, 1999, (d) the Request for Proposals dated August 16, 1999, including Addendum #1 dated 9/28/99 and Addendum #2, dated October 29, 1999; (e) the Demonstration Materials titled, "Demonstration of the proposed PennDOT Digital Driver Licensing System, dated January 22, 2000 and (f) the CONTRACTOR'S Proposal dated November 18, 1999.

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